EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-90319 and 333-90313) on Form S-8 of CareAdvantage, Inc. of our report dated February 22, 2001, on our audit of the consolidated financial statements as of and for the year ended December 31, 2000 included in the December 31, 2001 annual report on Form 10-KSB of CareAdvantage, Inc.

/s/ Richard A. Eisner & Company, LLP
New York, New York
March 20, 2002